Exhibit 99

	2010 Calendar Quarter (Historical)					2010 Calendar Quarter (Adjusted)					Effect of Change
	First	Second	Third	Fourth	Annual	First	Second	Third	Fourth	Annual	First	Second	Third	Fourth	Annual
Total Operating Revenues	$30,530	$30,808	$31,581	$31,361	$124,280	$30,530	$30,808	$31,581	$31,361	$124,280	$-	$-	$-	$-	$-
Operating Income	6,007	6,114	5,464	4,639	22,224	5,971	6,083	5,431	2,088	19,573	(36)	(31)	(33)	(2,551)	(2,651)
Income (Loss) from Discontinued Operations	1	(4)	780	2	779	2	(5)	780	2	779	1	(1)	-	-	-
Net Income	2,562	4,101	12,417	2,744	21,824	2,540	4,082	12,396	1,161	20,179	(22)	(19)	(21)	(1,583)	(1,645)
Income from Continuing Operations Attributable to AT&T	2,474	4,027	11,559	2,669	20,729	2,451	4,008	11,539	1,087	19,085	(23)	(19)	(20)	(1,582)	(1,644)
Net Income Attributable to AT&T	2,475	4,023	12,339	2,671	21,508	2,453	4,003	12,319	1,089	19,864	(22)	(20)	(20)	(1,582)	(1,644)
Basic Earnings Per Share from Continuing Operations Attributable to AT&T	$0.42	$0.68	$1.96	$0.45	$3.51	$0.42	$0.68	$1.95	$0.18	$3.23	$-	$-	$(0.01)	$(0.27)	$(0.28)
Basic Earnings Per Share from Discontinued Operations Attributable to AT&T	-	-	0.13	-	0.13	-	-	0.13	-	0.13	-	-	-	-	-
Basic Earnings Per Share Attributable to AT&T	$0.42	$0.68	$2.09	$0.45	$3.64	$0.42	$0.68	$2.08	$0.18	$3.36	$-	$-	$(0.01)	$(0.27)	$(0.28)
Diluted Earnings Per Share from Continuing Operations Attributable to AT&T	$0.42	$0.68	$1.95	$0.45	$3.49	$0.41	$0.67	$1.94	$0.18	$3.22	$(0.01)	$(0.01)	$(0.01)	$(0.27)	$(0.27)
Diluted Earnings Per Share from Discontinued Operations Attributable to AT&T	-	-	0.13	-	0.13	-	-	0.13	-	0.13	-	-	-	-	-
Diluted Earnings Per Share Attributable to AT&T	$0.42	$0.68	$2.08	$0.45	$3.62	$0.41	$0.67	$2.07	$0.18	$3.35	$(0.01)	$(0.01)	$(0.01)	$(0.27)	$(0.27)

	2009 Calendar Quarter (Historical)					2009 Calendar Quarter (Adjusted)					Effect of Change
	First	Second	Third	Fourth	Annual	First	Second	Third	Fourth	Annual	First	Second	Third	Fourth	Annual
Total Operating Revenues	$30,457	$30,614	$30,734	$30,708	$122,513	$30,457	$30,614	$30,734	$30,708	$122,513	$-	$-	$-	$-	$-
Operating Income	5,740	5,500	5,372	4,839	21,451	5,684	5,441	5,311	4,564	21,000	(56)	(59)	(61)	(275)	(451)
Income (Loss) from Discontinued Operations	(4)	3	7	14	20	(3)	2	7	14	20	1	(1)	-	-	-
Net Income	3,201	3,276	3,275	3,092	12,844	3,167	3,239	3,237	2,804	12,447	(34)	(37)	(38)	(288)	(397)
Income from Continuing Operations Attributable to AT&T	3,130	3,195	3,185	3,006	12,516	3,094	3,160	3,148	2,716	12,118	(36)	(35)	(37)	(290)	(398)
Net Income Attributable to AT&T	3,126	3,198	3,192	3,019	12,535	3,091	3,162	3,155	2,730	12,138	(35)	(36)	(37)	(289)	(397)
Basic Earnings Per Share from Continuing Operations Attributable to AT&T	$0.53	$0.54	$0.54	$0.51	$2.12	$0.52	$0.54	$0.53	$0.46	$2.06	$(0.01)	$-	$(0.01)	$(0.05)	$(0.06)
Basic Earnings Per Share from Discontinued Operations Attributable to AT&T	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Basic Earnings Per Share Attributable to AT&T	$0.53	$0.54	$0.54	$0.51	$2.12	$0.52	$0.54	$0.53	$0.46	$2.06	$(0.01)	$-	$(0.01)	$(0.05)	$(0.06)
Diluted Earnings Per Share from Continuing Operations Attributable to AT&T	$0.53	$0.54	$0.54	$0.51	$2.12	$0.52	$0.53	$0.53	$0.46	$2.05	$(0.01)	$(0.01)	$(0.01)	$(0.05)	$(0.07)
Diluted Earnings Per Share from Discontinued Operations Attributable to AT&T	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Diluted Earnings Per Share Attributable to AT&T	$0.53	$0.54	$0.54	$0.51	$2.12	$0.52	$0.53	$0.53	$0.46	$2.05	$(0.01)	$(0.01)	$(0.01)	$(0.05)	$(0.07)